UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) MARCH 24, 2006

GREATER BAY BANCORP

(Exact name of registrant as specified in its charter)

California	0-25034	77-0387041
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 University Avenue, 6th Floor	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 813-8200

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Pursuant to the terms of the indenture governing Greater Bay Bancorp’s Zero Coupon Senior Contingent Convertible Debt Securities due 2024 (the “2024 CODES”), all of the remaining holders of 2024 CODES exercised their contractual right to have the Company repurchase the CODES at a purchase price of $914.03 per $1,000 outstanding principal amount of 2024 CODES. On March 24, 2006, the Company consummated the repurchase of all of the outstanding 2024 CODES at an aggregate purchase price of $82,491,207. Accordingly, as of March 24, 2006, none of the Company’s 2024 CODES remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Date: March 28, 2006	By:	/s/ Linda M. Iannone
Linda M. Iannone Senior Vice President and General Counsel